Exhibit 99.1

                             Joint Filer Information

Name: MILLENNIUM HOLDING GROUP, L.P.

Address:  c/o Millennium Management, LLC
          666 5th Avenue
          New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: 8x8, Inc.

Date of Event Requiring Statement: June 28, 2004

Signature:  MILLENNIUM HOLDING GROUP, L.P.

              By: Millennium Management, LLC
                  its general partner


              By: /s/ Terry Feeney
                  -------------------------------
                  Name:  Terry Feeney
                  Title: Chief Operating Officer


                                                               Page 3 of 5 Pages
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                             Joint Filer Information

Name: MILLENNIUM MANAGEMENT, LLC

Address:  666 5th Avenue
          New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: 8x8, Inc.

Date of Event Requiring Statement: June 28, 2004

Signature:  MILLENNIUM MANAGEMENT, LLC


              By:  /s/ Terry Feeney
                 ---------------------------
              Name:  Terry Feeney
              Title: Chief Operating Officer


                                                               Page 4 of 2 Pages

                             Joint Filer Information

Name: Israel A. Englander

Address:  c/o Millennium Management, LLC
          666 5th Avenue
          New York, New York 10103

Designated Filer: Riverview Group, LLC

Issuer: 8x8, Inc.

Date of Event Requiring Statement: June 28, 2004

Signature:


                  /s/ Israel A. Englander
                  -----------------------
                  Israel A. Englander


                                                               Page 5 of 2 Pages